Exhibit 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

September 7, 2021

Compass Group Diversified Holdings LLC

301 Riverside Avenue

Second Floor

Westport, CT 06880

Re:	Compass Group Diversified Holdings LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “LLC”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)    The Certificate of Formation of the LLC, dated November 18, 2005, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2005, as amended by the Certificate of Amendment thereto, dated April 27, 2006, as filed in the office of the Secretary of State on May 2, 2006 (as so amended, the “LLC Certificate”);

(b)    The Operating Agreement of the LLC, dated as of November 18, 2005, entered into by Compass Group Management LLC, as the sole member of the LLC (the “Initial Member”);

(c)    The Amended and Restated Operating Agreement of the LLC, dated as of April 25, 2006, entered into between Compass Diversified Holdings (formerly known as Compass Diversified Trust), a Delaware statutory trust (the “Trust”), and the Initial Member, as the members of the LLC;

(d)    The Second Amended and Restated Operating Agreement of the LLC, effective as of January 4, 2007, entered into between the Trust and the Initial Member, as the members of the LLC (jointly, the “Original Members”);

Compass Group Diversified Holdings LLC

September 7, 2021

(e)    The Third Amended and Restated Operating Agreement of the LLC, dated as of November 1, 2010, entered into between the Original Members, as amended by the Amendment thereto, dated as of January 1, 2012;

(f)    The Fourth Amended and Restated Operating Agreement of the LLC, dated as of January 1, 2012, entered into between the Original Members;

(g)    The Fifth Amended and Restated Operating Agreement of the LLC, dated as of December 6, 2016, entered into between the Trust and Sostratus LLC, as the members of the LLC;

(h)    The Sixth Amended and Restated Operating Agreement of the LLC, dated as of August 3, 2021, entered into between the Trust and Sostratus LLC, as the members of the LLC, as amended and supplemented by the Trust Interest Designation of Series A Trust Preferred Interests, dated June 28, 2017, as further amended and supplemented by the Trust Interest Designation of Series B Trust Preferred Interests, dated March 13, 2018, and as further amended and supplemented by the Trust Interest Designation of Series C Trust Preferred Interests, dated November 20, 2019 (as so amended and supplemented, the “LLC Agreement”);

(i)    The Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021 (the “Registration Statement”), including a related prospectus, the “Prospectus”), relating to the registration of (i) common shares representing beneficial interests in the assets of the Trust (“Common Shares”) which, at the time of sale pursuant to the Registration Statement, will be previously issued by the Trust and owned by certain selling shareholders of the Trust identified in the Prospectus or to be named in one or more prospectus supplements (the “Selling Shareholders’ Common Shares”), and underlying common limited liability company interests in the LLC (“Trust Common Interests”) that were or will be issued to the Trust at the same time and in connection with the issuance of the Selling Shareholders’ Common Shares (collectively, the “Outstanding Trust Common Interests”), (ii) preferred shares representing beneficial interests in the assets of the Trust (“Preferred Shares”) which, at the time of sale pursuant to the Registration Statement, will be previously issued by the Trust and owned by certain selling shareholders of the Trust identified in the Prospectus or to be named in one or more prospectus supplements (the “Selling Shareholders’ Preferred Shares”, and together with the Selling Shareholders’ Common Shares, the “Selling Shareholder Shares”), and underlying preferred limited liability company interests in the LLC (“Trust Preferred Interests”) that were or will be issued to the Trust at the same time and in connection with the issuance of the Selling Shareholders’ Preferred Shares (collectively, the “Outstanding Trust Preferred Interests”, and together with the Outstanding Trust Common Interests, the “Outstanding Trust Interests”), (iii) Common Shares to be issued by the Trust pursuant to the Registration Statement (the “New Common Shares”), and underlying Trust Common Interests to be issued by the LLC to the Trust in exchange for such New Common Shares pursuant to the Registration Statement (the “New Trust Common Interests”), and (iv) Preferred Shares to be issued by the Trust pursuant to the Registration Statement (“New Preferred Shares”), and underlying Trust Preferred Interests to be

Compass Group Diversified Holdings LLC

September 7, 2021

issued by the LLC to the Trust in exchange for such New Preferred Shares pursuant to the Registration Statement (the “New Trust Preferred Interests”, and together with the New Trust Common Interests, the “New Trust Interests”) (the Outstanding Trust Interests, together with the New Trust Interests, are hereinafter referred to each as a “Trust Interest” and collectively as the “Trust Interests”);

(j)    A certificate of the secretary of the Company as to certain matters, including certain resolutions of the board of directors of the Company and committees thereof attached thereto (the “Resolutions); and

(k)    A Certificate of Good Standing for the LLC, dated September 7, 2021, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that as of the date on which any Outstanding Trust Interests were issued by the LLC, the LLC Certificate and the limited liability company agreement of the LLC in effect at the time of such issuance were in full force and effect and had not been amended, (ii) that as of the date that any New Trust Interests are issued by the LLC, the LLC Certificate and the LLC Agreement will be in full force and effect and will not have been amended, (iii) that each of the parties (other than the LLC or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Trust) to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties (other than the LLC or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by the parties thereto of the documents examined by us, (vii) that each Person to whom a Trust Interest was or will be issued by the LLC (each, a “Trust Interest Holder” and collectively, the “Trust Interest Holders”) received or will receive a Trust Interest Certificate for such Trust Interest and paid or will pay for such Trust Interest acquired by it, in accordance with the Registration Statement and the limited liability

Compass Group Diversified Holdings LLC

September 7, 2021

company agreement of the LLC in effect at the time of such issuance, (viii) that the books and records of the LLC set forth or will set forth the names and addresses of all Persons admitted or to be admitted as members of the LLC, the dollar value of each such member’s contributions to the LLC, and the number and type of Trust Interests owned by each Trust Interest Holder, (ix) that the Outstanding Trust Interests that have been issued by the LLC were issued and sold to the Trust Interest Holders in accordance with the limited liability company agreement of the Company in effect at the time of such issuance and any applicable sale agreement, (x) that any New Trust Interests will be issued and sold to the Trust Interest Holders in accordance with the LLC Agreement, the Registration Statement and any applicable sale agreement, and (xi) that after the issuance and sale of any Trust Interests under the Registration Statement and the LLC Agreement, the aggregate number of Trust Common Interests issued by the LLC will not exceed 500,000,000, and the aggregate number of Trust Preferred Interests issued by the LLC will not exceed 50,000,000. We have not participated in the preparation of the Registration Statement, other than this opinion, or the Prospectus, and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).

2.    The Outstanding Trust Common Interests have been or will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

3.    The Outstanding Trust Preferred Interests have been or will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

4.    The New Trust Common Interests will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

5.    The New Trust Preferred Interests will be validly issued and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable limited liability company interests in the LLC.

Compass Group Diversified Holdings LLC

September 7, 2021

6.    A Trust Interest Holder shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of the LLC, except as a Trust Interest Holder may be obligated to repay any funds wrongfully distributed to it. We note that a Trust Interest Holder may be obligated pursuant to the LLC Agreement to provide the Transfer Agent sufficient indemnity in connection with the issuance of replacement Trust Interest Certificates.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the headings “Legal Matters” and “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

MVP/EDF